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                                                                   EXHIBIT 10.11

                        PHOENIX INTERNATIONAL LTD., INC.

                      INCENTIVE STOCK OPTION PLAN -- NO. 12


1. PURPOSE OF PLAN. This Stock Option Plan (the "Plan"), is intended to encourage ownership of shares of Phoenix International Ltd., Inc. (the Corporation), by members of the Corporation's Board of Directors and to provide additional incentive for them to promote the success of the business.

2. SHARES SUBJECT TO PLAN. There will be reserved for use upon the exercise of options to be granted from time to time under the Plan ("Options"), an aggregate of 36,000 Class E Non-Voting Common Shares, of the par value of $2.50 per share (the "Common Shares"), of the Corporation, which shares shall be authorized but unissued Common Shares. For purposes of the Plan, the "Plan Year" shall be the 12-month period ending on each August 31. Options shall not be granted in any Plan Year for in excess of an aggregate of 36,000 Common Shares; provided, however, that, if an Option shall expire or terminate for any reason without having been exercised in full, the unpurchased shares covered thereby shall (unless the Plan shall have been terminated) be added to the shares otherwise available for Options that may be granted in accordance with the terms of the Plan.

3. ADMINISTRATION PLAN. Subject to the provisions of the Plan, the Board of Directors shall have plenary authority in its discretion to interpret the Plan; and to prescribe, amend and rescind rules and regulations relating to it.

4. DIRECTORS OF WHOM OPTIONS SHALL BE GRANTED. An Option shall be granted in February, 1994 to each of the following members of the Board of Directors ("Director"): Bahram Yusefzadeh, George W.B. Taylor, Michael R. Newes, Raymond
A. Parkins, Jr., Michael Murphy, 0. Jay Tomson, Ronald E. Fenton, James C. Holly and William Hess.

5. NUMBER OF SHARES COVERED BY OPTIONS GRANTED TO INDIVIDUAL DIRECTORS. The number of shares of the Common Stock covered by the Option that shall be granted to any individual member of the Board of Directors in February, 1994 shall be 4,000.

6. OPTION PRICES. The purchase price of the Common Shares that shall be covered by each Option shall be $2.50 per share of Common Shares, which purchase price is the equivalent of the fair market value of the Common Shares as of the date the Option is granted.

7. TERMS OF OPTIONS. Each Option must be exercised at any time between February 19, 1994 and the last business day prior to the initial public offering of capital stock of the Corporation.

8. EXERCISE OF OPTIONS. Subject to Paragraph 7 hereof, an Option may be exercised, at any time or from time to time, as to any part of or all the shares that shall be covered thereby; provided, however, that an Option may not be exercised as to less than 100 shares at any one time (or the remaining shares then purchasable under the Option, if less than 100 shares). The purchase price of the shares as to which an Option shall be exercised shall be paid in full in cash at the time of exercise. The holder of an Option shall not have any of the rights of a shareholder with respect to the shares covered by his Option, except to the extent that one or more certificates for such shares shall be delivered to him upon the due exercise of the Option.

9. NONTRANSFERABILITY. An Option shall not be transferable otherwise than by will or the laws of descent and distribution, and an Option may be exercised, during the lifetime of the option holder, only by such individual.

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February 19, 1994
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10.  DEATH OR DISABILITY OF DIRECTOR.  If an individual to whom an Option shall have been granted shall die or become disabled such Option may be exercised (to the extent that the option holder shall have been entitled to do so at the date of his death or disability) by a beneficiary or beneficiaries of the option holder under his last will or as designated in the Option Agreement, or by his personal representatives or distributees, at any time after his death or disability, within the limitations set forth in paragraph 7 hereof.

11. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. In the event of changes in the outstanding Common Shares of the Corporation by reason of share dividends, split-ups, recapitalizations, mergers, consolidations, combination or exchange of shares, separations, reorganizations, or liquidations, the number and class of shares available under the Plan in the aggregate and in any Plan Year and the maximum number of shares as to which Options may be granted to the Director shall be correspondingly adjusted by the President. Notwithstanding the foregoing, no adjustment shall be made in the minimum number of shares that may be purchased at any time.

12. EFFECTIVENESS OF PLAN. The Plan shall become effective on such date as the Board of Directors shall determine, but only after.

     (a) the shareholders of the Corporation shall, by the affirmative vote of a majority in interest of all shareholders owning capital stock with voting rights have approved the Plan; and

     (b) the President shall have been advised by counsel that all applicable legal requirements have been complied with.

13. TIME OF GRANTING OPTIONS. Nothing contained in the Plan or in any resolution adopted or to be adopted by the Board of Directors or the stockholders of the Corporation nor any action taken by the President shall constitute the granting of any Option. The granting of an Option shall take place only when a written option agreement substantially in the form of the Option agreement that is attached hereto and marked Exhibit "A" shall have been duly executed and delivered by or on behalf of the Corporation and by the Director to whom such Option shall be granted.

14. TERMINATION AND AMENDMENT OF PLAN. The Plan shall terminate on January 31, 1999, and an Option shall not be granted under the Plan after that date.

15.  REDEMPTION OF COMMON SHARES.

The Option holder's execution of the Agreement in the form attached hereto as Exhibit A shall constitute an addendum and joinder to said Stockholders Agreement in effect as of the date of the exercise of the option. To the extent the terms and conditions of the Stockholders Agreement are not inconsistent with the terms and conditions set forth in the Plan and the Agreement attached as Exhibit A, said terms and conditions shall remain in full force and effect

16. This incentive Stock Option Plan - No. 12 was adopted by the Corporation on February 19, 1994, with an effective date of February 19, 1994.


PHOENIX INTERNATIONAL LTD., INC.





Attest: /s/ Bradley J. Davis                 By: /s/  Bahram Yusefzadeh
       ----------------------------              ----------------------------
        Bradley J. Davis, secretary              Bahram Yusefzadeh, President



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February 19, 1994
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EXHIBIT A
FORM OF OPTION AGREEMENT


Please see individual's Stock Option Agreement.







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